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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Harrah's Entertainment, Inc. on Form S-8 of our report dated March 3, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Harrah's Entertainment, Inc.'s change in 2002 in its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), appearing in the Annual Report on Form 10-K of Harrah's Entertainment, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
May 7, 2004

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  Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT